UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

Enovis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Address of Principal Executive Offices) (Zip Code)

(302) 252-9160
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on April 4, 2022, Enovis Corporation (the “Company”) completed the separation of ESAB Corporation (“ESAB”) from the Company through the pro rata distribution of 90% of ESAB’s common stock then outstanding to holders of the Company’s common stock (the “Distribution”). Immediately following the Distribution, the Company retained 6,003,431 shares of ESAB common stock (the “Retained ESAB Shares”).

On November 18, 2022, the Company completed an exchange with Goldman Sachs & Co., a lender under the Company’s Credit Agreement, dated as of April 4, 2022 (the “Credit Agreement”), of 6,003,431 shares of common stock of ESAB, representing all of the Retained ESAB Shares, for $230,531,750.40 of the $450,000,000 in term loan outstanding under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 18, 2022		Enovis Corporation
		By:	/s/ Christopher M. Hix
		Name:	Christopher M. Hix
		Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)